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                                                                      Exhibit 21


                         Subsidiaries of the Registrant


       Subsidiary                                     State of Incorporation

American Bank Note Company                                New York
American Bank Note Ltda                                   Brazil
CPS Technologies S.A.                                     France
Transtex S.A.                                             Argentina